HENDERSON GLOBAL FUNDS

  WRITTEN INSTRUMENT RESTATING AND AMENDING THE ESTABLISHMENT AND DESIGNATION
                  OF SERIES AND CLASSES OF BENEFICIAL INTEREST

         The undersigned, being all of the Trustees of the Henderson Global Funds (the "Trust"), a statutory trust organized pursuant to a Declaration of Trust dated May 11, 2001 (the "Declaration of Trust"), have executed this instrument and adopted the following preambles and resolutions to amend and consolidate such previous authorizations into this single instrument pursuant to Sections 6.2 and 6.3 of Article VI of the Declaration of Trust, having determined that it is in the best interest of the Trust to do so.

         WHEREAS, pursuant to Section 6.2 of the Declaration of Trust, the Board of Trustees of the Trust (the "Board") previously established and designated the series of the Trust (the "Series") designated below, and an unlimited number of shares of beneficial interest (the "Shares"), no par value per share, were allocated to the Series; and

         WHEREAS, pursuant to Section 6.3 of the Declaration of Trust, the Board previously established and designated the classes of Shares of each Series (each a "Class" and collectively, the "Classes") designated below; therefore be it

         RESOLVED, that the previous establishment and designation, pursuant to Sections 6.2 and 6.3 of the Declaration of Trust, of the Series and Classes listed below is hereby acknowledged and amended as indicated:

Previously Established                 Previously Established
Series Name                            Classes                   Current Series Name                     Current Classes
----------------------                 ----------------------    -------------------                     ---------------
Henderson European Opportunities           A, B, C and I         Henderson European Focus Fund               A,B and C
Fund

Henderson Global Equity Income                A and C            Henderson Global Equity Income Fund         A and C
Fund

Henderson Global Opportunities                A and C            Henderson Global Opportunities Fund         A and C
Fund

Henderson Global Property                        I               Henderson Global Real Estate                   I
Securities Fund                                                  Equities Fund

Henderson Global Technology Fund           A,B, C and I          Henderson Global Technology Fund            A,B and C

Henderson International Equity                   I               Henderson International Equity Fund            I
Fund

Henderson International                  A, B, C, I and R        Henderson International                    A,B, C and R
Opportunities Fund                                               Opportunities Fund

Henderson Japan-Asia Focus Fund              A,B and C           Henderson Japan-Asia Focus Fund             A and C

Henderson U.S. Core Growth Fund              A,B and C           Henderson US Focus Fund                    A, B and C

Henderson Income Advantage Fund              A,B and C           Henderson WorldWide Income Fund            A, B and C


         FURTHER RESOLVED, that the Shares of the respective Classes of each Series shall be redeemable and have the same voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust; and

         FURTHER RESOLVED, that the Officers of the Trust are authorized and directed to issue and sell Shares of each Class of each Series that has been established and designated, all as set forth in and consistent with the provisions of the Registration Statement relating to such Class and Series as it may be in effect from time to time; and

         FURTHER RESOLVED, that any Shares, when issued and paid for in accordance with the terms of the then current Registration Statement, shall be validly issued, fully paid and nonassessable.

         IN WITNESS WHEREOF, the undersigned have this 10th day of April, 2008 signed these presents, in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.


                                /s/ C. Gary Gerst
                                ------------------------------------------------
                                C. Gary Gerst,
                                Chairman and Trustee

                                /s/ Roland C. Baker
                                ------------------------------------------------
                                Roland C. Baker, Trustee

                                /s/ Faris F. Chesley
                                ------------------------------------------------
                                Faris F. Chesley, Trustee

                                /s/ Sean Dranfield
                                ------------------------------------------------
                                Sean Dranfield, Trustee

                                /s/ Charles H. Wurtzebach
                                ------------------------------------------------
                                Charles H. Wurtzebach, Trustee